UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2024

Core Molding Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
(Address of principal executive office)		(Zip Code)
Registrant’s telephone number, including area code: (614) 870-5000
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CMT	NYSE American LLC
Preferred Stock purchase rights, par value $0.01	N/A	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Planned CFO Transition

On November 12, 2024, Core Molding Technologies, Inc. (the “Company”) announced the planned transition and departure of John P. Zimmer as the Company’s Executive Vice President, Secretary, Treasurer and Chief Financial Officer, which departure will be effective as of May 31, 2025 (the “Effective Date”). The timing of Mr. Zimmer’s departure will provide the Company with an orderly transition of his leadership role. Mr. Zimmer’s departure is pursuant to the Company’s long-term management succession plan and Mr. Zimmer will receive separation payments in accordance with the terms of Mr. Zimmer’s Amended and Restated Executive Employment Agreement dated August 5, 2021. Mr. Zimmer has agreed to be reasonably available for and to provide transition services on an as-needed basis to the Company after the Effective Date to reduce any transition risk. Mr. Zimmer’s departure is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, practices or otherwise.

In accordance with the Company’s long-term succession planning, on November 11, 2024, the Company’s Board of Directors (the “Board”) appointed Alex J. Panda as the Company’s Executive Vice President, Secretary, Treasurer and Chief Financial Officer, effective as of June 1, 2025, following Mr. Zimmer’s retirement.

Mr. Panda, age 36, joined the Company in October 2014 and has served in several key leadership positions within the Company’s Accounting and Finance Department. Since April 2022 he has served as the Company’s Vice President, Corporate Controller. Prior to April 2022 Mr. Panda served in various roles with the Company, including as Corporate Controller (April 2020 – April 2022), Operations Controller (October 2019 – April 2020), Assistant Corporate Controller (January 2018 – October 2019), and Financial Reporting Manager (October 2014 – January 2018). Prior to joining the Company, Mr. Panda worked as an assurance professional at KPMG LLP, where he served large public manufacturing clients. He holds a bachelor’s degree in business administration from Ohio State University and is a Certified Public Accountant (inactive) in Illinois.

The Company is not aware of any family relationships among Mr. Panda or any arrangements or understandings pursuant to which those persons have been, or are to be, selected as a director or executive officer of the Company, other than arrangements or understandings with directors or executive officers acting solely in his capacity as executive officer. There are no related party transactions between the Company and Mr. Panda reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On November 12, 2024, the Company issued a press release announcing the retirement of Mr. Zimmer and the appointment of Mr. Panda, as described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by the Company dated November 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

Date: November 12, 2024	By:	/s/ David Duvall
	Name:	David Duvall
	Title:	Chief Executive Officer